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                                                                    Exhibit 2.6


                               CONSENT AND WAVER


                  CONSENT AND WAIVER (this "Consent"), dated as of October 26, 2001, among QUALITY DISTRIBUTION, INC. (f/k/a MTL Inc.), a Florida corporation (the "U.S. Borrower"), LEVY TRANSPORT LTD./LEVY TRANSPORT LTEE, a Quebec company and a Wholly-Owned Subsidiary of the U.S. Borrower (the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers" and each, a "Borrower"), the Banks party to the Credit Agreement referred to below, LASALLE BANK NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, BHF-BANK AKTIENGESELLSCHAFT, BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC. (f/k/a CREDITANSTALT CORPORATE FINANCE, INC.) and ROYAL BANK OF CANADA, as Co-Agents (in such capacity, each, a "Co-Agent" and, collectively, the "Co-Agents"), SALOMON BROTHERS HOLDING COMPANY, INC., as Documentation Agent (in such capacity, the "Documentation Agent"), BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent"), and CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, the "Administrative Agent" and, together with the Co-Agents, the Documentation Agent and the Syndication Agent, the "Agents" and each, an "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                  WITNESSETH:

                  WHEREAS, the Borrowers, the Banks and the Agents are parties to a Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

                  WHEREAS, subject to the terms and conditions of this Consent, the Banks wish to consent to and/or waive, as the case may be, certain provisions of the Credit Agreement, and the parties hereto wish to make certain agreements regarding the Credit Agreement, in each case as herein provided;

                  NOW, THEREFORE, it is agreed:

I.       Consent, Waiver and Agreement.

                  1. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrowers, the Banks and the Agents hereby agree that on and after the Consent Effective Date (as defined below) and through and including December 31, 2001, (i) no Credit Event constituting the making of a Loan (other than a Revolving Loan made pursuant to a


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Mandatory Borrowing) shall be permitted to occur if the occurrence of the same
(after giving effect to the application of the proceeds therefrom) would cause the Total Revolving Credit Exposure (as defined below) to exceed $57,604,370.66(1) and (ii) no Credit Event constituting the issuance of a Letter of Credit shall be permitted to occur if the occurrence of the same (after giving effect to such issuance) would cause the Total Revolving Credit Exposure to exceed $61,604,370.66(2). As used herein, the term "Total Revolving Credit Exposure" shall mean, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, (x) at all times prior to the occurrence of any Sharing Event and automatic conversion of all Canadian Dollar Revolving Loans to Dollar Revolving Loans pursuant to
Section 1.15, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans then outstanding and (y) at all times after the occurrence of any Sharing Event, giving effect to the conversions required by Section 1.15 and to all participations purchased by such Bank pursuant to Section 1.15) plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time plus (iii) the aggregate principal amount of all Swingline Loans then outstanding.

                  2. The Banks hereby waive any Default or Event of Default that has arisen under Section 10.03 of the Credit Agreement solely as a result of a violation of Section 9.10 of the Credit Agreement for each of the fiscal quarters of the U.S. Borrower ended December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001, it being understood and agreed that the preceding waiver is not a waiver of compliance with the provisions referred to above in any other respect or with respect to any accounting period other than that specifically referred to and such waiver is subject to the satisfaction of the condition set forth in Section 6 of Part II of this Consent below.

                  3. Notwithstanding anything to the contrary contained in the Credit Agreement, the U.S. Borrower hereby agrees to furnish to each Bank, on or prior to January 31, 2001, the financial statements referred to in
Section 8.01(b) of the Credit Agreement in respect of the fiscal year of the U.S. Borrower ending December 31, 2001, except that such financial statements
(i) may be provided on an unaudited basis without the certification by Price Waterhouse, LLP (or other certified public accountants) otherwise required by said Section 8.01(b) and (ii) may be subject to normal year-end audit adjustments and the absence of footnotes (it being understood, however, that the U.S. Borrower shall remain obligated to provide the fully audited financial statements required by Section 8.01(b) of the Credit Agreement for the fiscal year of the U.S. Borrower ending December 31, 2001, together with the aforementioned certification, within the time frame, and on the terms, currently required by the Credit

--------

(1) Amount represents the amount equal to the Total Revolving Credit Exposure immediately prior to the Consent Effective Date plus $10,000,000.

(2) Amount represents the amount equal to the Total Revolving Credit Exposure immediately prior to the Consent Effective Date plus $14,000,000.


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Agreement). The Borrowers, the Banks and the Agents hereby further agree that any breach by the U.S. Borrower of its obligation under this Section I.3 shall constitute an immediate Event of Default under, and for all purposes of, the Credit Agreement and the other Credit Documents.

II.      Miscellaneous Provisions.

                  1. In order to induce the Banks to enter into this Consent, each Borrower hereby represents and warrants that:

                  (a) no Default or Event of Default exists as of the Consent Effective Date, immediately after giving effect to this Consent;

                  (b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Consent Effective Date both immediately before and after giving effect to this Consent, with the same effect as though such representations and warranties had been made on and as of the Consent Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  2. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

                  4. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Consent shall become effective on the date (the "Consent Effective Date") when each Borrower, the Administrative Agent and the Banks constituting the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

                  6. So long as the Consent Effective Date occurs, the U.S. Borrower shall pay to each Bank which has executed a counterpart hereof on or prior to 5:00 p.m. (New York time) on the later to occur of October 26, 2001 or the Consent Effective Date, a work fee equal to $5,000. All fees payable pursuant to the immediately preceding sentence shall be paid to the Administrative Agent within one Business Day after the later date specified in the immediately preceding sentence, which fees shall be distributed by the Administrative Agent to the relevant Banks in the amounts specified in the immediately preceding sentence.


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                  7.       From and after the Consent Effective Date, all
references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.


                                     * * *


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                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.


                                    QUALITY DISTRIBUTION INC. (f/k/a MTL Inc.)


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    LEVY TRANSPORT LTD./LEVY
                                      TRANSPORT LTEE


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    CREDIT SUISSE FIRST BOSTON,
                                      Individually and as Administrative Agent


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: